Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated August 7, 2020, relating to the balance sheet of Atlantic Street Acquisition Corp as of August 5, 2020, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from July 27, 2020 (inception) through August 5, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 14, 2020